Exhibit 99

Additional Information Regarding GE Capital Exit Plan and Reorganization

The following additional information has been provided regarding the GE Capital Exit Plan and the related reorganization by the Company of GECC’s businesses. This information contains forward-looking statements.

GE Capital Exit Plan. On April 10, 2015, GE announced a plan (the “GE Capital Exit Plan”) to reduce the size of its financial services businesses through the sale of most of the assets of GECC and to focus on continued investment and growth in GE’s industrial businesses.  We anticipate that the sales of most of these assets will be completed over the next 15 months. Under the GE Capital Exit Plan, GE will retain certain GECC businesses, principally its vertical financing businesses—GE Capital Aviation Services, Energy Financial Services and Healthcare Equipment Finance—that directly relate to GE’s core industrial domains and other operations, including Working Capital Solutions and GECC’s run-off insurance activities.  The assets planned for disposition include Real Estate, most of the Commercial Lending and Leasing and all Consumer platforms (including all U.S. banking assets).  GE expects to execute this strategy using an efficient approach for exiting non-vertical assets that works for GE's and GECC's debt holders and GE's shareowners.

Reorganization of GECC’s Businesses and Merger of GECC into GE.  As part of the GE Capital Exit Plan, GE will realign and reorganize GECC’s businesses (the “Reorganization”), pursuant to which we expect that:

•	GE will separate GECC’s international and U.S. operations;

•
GECC’s international operations will be consolidated under a new international holding company (“GE Capital International Holdings”), which will have a separate capital structure and be separately supervised;

•	GECC’s U.S. operations will be consolidated under a new U.S. holding company (“GE Capital U.S. Holdings”);

•
GECC will merge with and into GE (the “Merger”) to assure compliance with debt covenants as GECC exits the assets planned for disposition. Upon the Merger, the obligations of GECC under any old notes then outstanding will be assumed by GE; and

•
A new U.S. intermediate holding company owned by GE, will be formed to replace GECC as the holding company of GECC’s operations (“New GECC”), and New GECC will own GE Capital International Holdings, GE Capital U.S. Holdings and Synchrony Financial (pending its previously announced split-off).

GE is currently targeting completing the Reorganization (including the Merger) during the fourth quarter of 2015, subject to regulatory reviews and approvals.

Separate Supervision and Capitalization of GE Capital International Holdings. GE has discussed the GE Capital Exit Plan, aspects of which are subject to regulatory review and approval, with its regulators and the staff of the U.S. Financial Stability Oversight Council (“FSOC”) and will work closely with these bodies to take the actions necessary over time to terminate the FSOC’s designation of GECC (and New GECC, as applicable) as a nonbank systemically important financial institution (“nonbank SIFI”) under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

At the time of the termination of nonbank SIFI designation, we anticipate that GECC’s international operations will become our principal supervised financial services operations, with GE Capital International Holdings as the international holding company of such operations.  Upon completion of the Reorganization, GE Capital International Holdings will be supervised by the UK Prudential Regulation Authority.

The exchange offers are, among other things, intended to achieve the following goals:

•	Separate capital structure

o
Establish an international holding company (GE Capital International Holdings) with an efficient and simplified capital structure that is satisfactory to GECC’s regulators, a key step in terminating the nonbank SIFI designation for GECC (and New GECC, as applicable);

o	Retain the benefit of the GE parent guarantee for investors in new notes;

•	Asset and liability management

o
Align the liabilities of GE Capital International Holdings to its assets from a maturity profile and liquidity standpoint, taking into consideration asset sales, and where appropriate shortening the maturity profile of targeted liabilities; and

o	Reduce cash interest expense by replacing certain high coupon notes with new notes at market rates and in certain cases with shorter maturities.

GE Capital International Holdings.  In connection with the Reorganization, GE Capital International Holdings will ultimately assume the obligations of GECC as a Guarantor of the new notes. Upon the completion of the Reorganization, the issuer of new notes will become a subsidiary of GE Capital International Holdings, and GE Capital International Holdings will also hold:

•	the international operations of GECC’s vertical financing businesses—GE Capital Aviation Services, Energy Financial Services, Healthcare Equipment Finance and Working Capital Solutions;

•
four foreign financing companies that have been used to finance GECC’s operations (i.e., GE Capital Australia Funding Pty Ltd, GE Capital Canada Funding Company, GE Capital UK Funding and GE Capital European Funding); and

•	other international finance operations of GECC, which are expected to be sold for cash as part of the GE Capital Exit Plan.

At June 30, 2015, on a combined basis, we estimate that the operations currently expected to be held by GE Capital International Holdings at the completion of the Reorganization (unless otherwise sold earlier) would have had assets of approximately $186 billion and liabilities of approximately $87 billion, of which the operations expected to be sold for cash as part of the GE Capital Exit Plan or prior plans accounted for assets of approximately $94 billion and liabilities of approximately $19 billion, including deposits and business related debt. At June 30, 2015, the $87 billion of liabilities included approximately $55 billion of long-term debt of the four foreign finance companies that is currently guaranteed by GECC and GE and upon the completion of the Reorganization will be guaranteed by GE and GE Capital International Holdings. We expect to repatriate approximately $36 billion from the international businesses to the U.S. The financial information in this paragraph consists of preliminary estimates based on work done to date and is subject to change.

On a consolidated basis, upon completion of the Reorganization, the third-party debt capitalization of GE Capital International Holdings (excluding deposits and other debt of GE Capital International Holdings’ subsidiaries expected to be sold as part of the GE Capital Exit Plan) is expected to be approximately $90 billion, and will consist primarily of:

•	the long-term debt of the four foreign financing companies referred to above;

•	the new notes issued in the exchange offers by the issuer (which will be a wholly-owned subsidiary of GE Capital International Holdings upon completion of the Reorganization); and

•	other third-party debt incurred to capitalize GE Capital International Holdings appropriately.

To the extent the amount of new notes issued in the exchange offers is less than $30 billion, we will use other sources of funding (e.g., debt securities, bank loans and commercial paper) to capitalize GE Capital International Holdings appropriately.

Structure

The following chart sets forth a simplified structure of GE and GECC prior to the exchange offers.

GE Guarantee GECC OLD NOTES GECC Operations and Funding Entities (1)
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(1) Includes GE Capital International Funding Company (Issuer).

The following chart sets forth a simplified structure of GE, New GECC, GE Capital International Holdings and the issuer of the new notes following the Reorganization.

GE OLD NOTES New GECC Guarantee GE Capital Internation Holdings U.S. Operations (1) Guarantee GE Capital International Funding Company (Issuer) International Operations and Funding Entities NEW NOTES
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(1) New GECC will hold directly GE Capital U.S. Holdings and Synchrony Financial (pending its previously announced split-off).

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